SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Jazz Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 7, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Jazz Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 7, 2010, at 10:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To elect the four nominees for director named in the accompanying Proxy Statement to hold office until the 2013 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is April 14, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2010 at 10:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304.

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/472147.

By Order of the Board of Directors

/s/ Carol A. Gamble

Carol A. Gamble

Senior Vice President, General Counsel

and Corporate Secretary

Palo Alto, California

April 16, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares over the telephone or the internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 7, 2010 AT 10:00 A.M.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

The Board of Directors of Jazz Pharmaceuticals, Inc. is soliciting your proxy to vote at the Jazz Pharmaceuticals’ 2010 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. This proxy statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?

Jazz Pharmaceuticals is pleased to take advantage of U.S. Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the internet. In this regard, most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice. All stockholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of the proxy materials may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the internet availability of proxy materials?

Jazz Pharmaceuticals is providing stockholders of record who are holding shares in their own name and stockholders who have previously requested to receive paper copies of our proxy materials with paper copies of our proxy materials instead of a Notice. Jazz Pharmaceuticals intends to mail the full sets of proxy materials to the stockholders described in the previous sentence on or about April 19, 2010.

How do I attend the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held on Monday, June 7, 2010 at 10:00 a.m. local time at Jazz Pharmaceuticals’ offices located at 3180 Porter Drive, Palo Alto, California, 94304. Directions to the Annual Meeting may be found at https://materials.proxyvote.com/472147. Information on how to vote in person at the Annual Meeting is discussed below. However, you do not need to attend the Annual Meeting to vote your shares.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 14, 2010 will be entitled to vote at the Annual Meeting. On this record date, there were 31,538,547 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on April 14, 2010 your shares were registered directly in your name with Jazz Pharmaceuticals’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or fill out and return a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 14, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the four nominees named herein for director to hold office until the 2013 Annual Meeting of Stockholders; and

•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2010.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for all or any of the nominees. For the ratification of the Audit Committee’s selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2010, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, you may vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or on the internet as instructed below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using a proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the U.S., U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on June 7, 2010 to be counted.

•

To vote through the internet, go to www.investorvote.com/JAZZ to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on June 7, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Jazz Pharmaceuticals. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 14, 2010.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees named herein for director, and “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2010. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials or more than one Notice, or combination thereof?

If you receive more than one set of proxy materials or more than one Notice or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Jazz Pharmaceuticals’ Secretary at 3180 Porter Drive, Palo Alto, California 94304.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Stockholders of Jazz Pharmaceuticals may submit proposals on matters appropriate for stockholder action at meetings of its stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. For such proposals to be included in Jazz Pharmaceuticals’ proxy materials relating to its 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by Jazz Pharmaceuticals no later than December 19, 2010. However, if Jazz Pharmaceuticals’ 2011 Annual Meeting of Stockholders is not held between May 8, 2011 and July 7, 2011, then the deadline will be a reasonable time prior to the time Jazz Pharmaceuticals begins to print and mail its proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals, Inc., Attn: Secretary, 3180 Porter Drive, Palo Alto, California 94304.

Pursuant to Jazz Pharmaceuticals’ bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2011 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify Jazz Pharmaceuticals’ Secretary, in writing, not later than the close of business on March 9, 2011 nor earlier than the close of business on February 7, 2011. However, if Jazz Pharmaceuticals’ 2011 Annual Meeting of Stockholders is not held between May 8, 2011 and July 7, 2011, to be timely, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the 2011 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth 90th day prior to the 2011 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2011 Annual Meeting of Stockholders is first made.

Jazz Pharmaceuticals also advises you to review its bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Among other things, a stockholder’s notice to Jazz Pharmaceuticals’ Secretary must set forth the information required by Jazz Pharmaceuticals’ bylaws with respect to each matter the stockholder proposes to bring before the 2011 Annual Meeting of Stockholders. The chairman of the 2011 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2011 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Jazz Pharmaceuticals has not been provided with timely notice and (ii) any proposal made in accordance with the Jazz Pharmaceuticals’ bylaws, if the 2011 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Withhold” and broker non-votes, and, with respect to proposals other than the election of the nominees named herein for director, “For”, “Against,” “Abstain” and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on both of the proposals. Please note that beginning in January 2010, brokers or banks holding shares for a beneficial owner are no longer permitted to vote shares with respect to the election of directors without instructions from the beneficial owner. Therefore, if you are a beneficial owner of shares registered in the name of your broker or bank, please be advised that, if you do not timely provide instructions to your broker or bank, your shares will not be voted in connection with the election of directors. As noted above, please be sure to instruct your nominee how to vote to ensure that your vote is counted on both of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as an “Against” vote on Proposal 2. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the four nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•

To be approved, Proposal 2, the ratification of the Audit Committee’s selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2010, must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Annual Meeting on Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 31,538,547 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairman of the Annual Meeting or a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results are expected to be published in a current report on Form 8-K filed by Jazz Pharmaceuticals with the SEC on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

Our letter to stockholders, proxy statement, and annual report to stockholders are available at https://materials.proxyvote.com/472147.

PROPOSAL 1

ELECTION OF DIRECTORS

Jazz Pharmaceuticals’ Board of Directors is divided into three classes and each class has a three-year term. Vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the Board of Directors. A director elected by the Board to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This applies to vacancies created by an increase in the authorized number of directors.

Jazz Pharmaceuticals’ Board of Directors presently has 11 members and there are no vacancies. There are four directors in Class III, the class whose term of office expires at the Annual Meeting. Each of the nominees listed below was elected to the Board prior to Jazz Pharmaceuticals’ initial public offering in June 2007. Each of the nominees listed below was recommended for reelection to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees would serve until the 2013 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his death, resignation or removal. It is Jazz Pharmaceuticals’ policy to invite directors and nominees for director to attend annual meetings of stockholders. One of our non-employee directors attended the 2009 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected. Jazz Pharmaceuticals’ management has no reason to believe that any nominee will be unable to serve.

The following includes a brief biography of each nominee and each director whose term of office will continue after the Annual Meeting, including their respective ages as of April 14, 2010. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or continuing director should serve as a member of the Board as of the date of this proxy statement.

Class III Director Nominees for Election for a Three-Year Term Expiring at the 2013 Annual Meeting

Bruce C. Cozadd, age 46, is a co-founder and has served as our Chairman and Chief Executive Officer since April 2009. From 2003 until 2009, he served as our Executive Chairman. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of Cerus Corporation, a biopharmaceutical company, Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. In the past five years he also served as a director of Genencor International. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Cozadd brings to the Board significant experience and expertise in the management, operations and strategic planning of pharmaceuticals companies, in financing, fund-raising and capital markets, and as a director of public and private companies and nonprofit organizations. As our Chief Executive Officer, he brings to the Board a detailed knowledge of all of our activities.

Michael W. Michelson, age 59, has served as a member of our Board of Directors since 2004. Since 1981, he has been employed by Kohlberg Kravis Roberts & Co. L.P., or KKR, where he is a Member and also serves on KKR’s Investment and Management Committees. Funds affiliated with KKR are our company’s largest stockholder. Mr. Michelson serves on the boards of HCA Inc., a healthcare services company and Biomet, Inc., a healthcare manufacturing company. In the past five years he also served as a director of Accellent Inc. and Alliance Imaging. He received an A.B. from Harvard College and a J.D. from Harvard Law School. As a senior Member of KKR, Mr. Michelson brings to the Board many years of finance and financing expertise, and a breadth of expertise with many different types of companies.

Kenneth W. O’Keefe, age 43, has served as a member of our Board of Directors since 2004. Since 1997, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded; and funds affiliated with his firm are among our largest stockholders. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago. As a member of the private equity firm Beecken Petty O’Keefe, Mr. O’Keefe brings to the Board expertise in financial matters and in analyzing and evaluating financial statements, as well as experience managing private equity investments. He serves or has served on the audit committee of several companies in the health care industry, including as Chair of our Audit Committee.

Alan M. Sebulsky, age 51, has served as a member of our Board of Directors since 2004. Since 2003, he has served as a Managing Partner of Apothecary Capital LLC, an investment advisory firm. From 2002 to 2003, he was an independent investor. From 1994 to 2002, he held various positions, most recently as a Managing Director, at Lincoln Capital Management, a private investment management firm, where he was responsible for investments in the health care industry. He received a B.B.A. and an M.S. from the University of Wisconsin, Madison. In the past five years he served as a director of Arrow International. Mr. Sebulsky brings to the Board the perspectives of a former Wall Street healthcare stock analyst and someone who actively follows the health care industry and manages a dedicated healthcare investment fund. He also brings the perspective of an individual who is not affiliated with a firm that has a substantial ownership position in our company.

The Board of Directors recommends

a vote “For” each named nominee.

Class I Directors Continuing in Office Until the 2011 Annual Meeting

Bryan C. Cressey, age 60, has served as a member of our Board of Directors since 2006. Since 2007 he has been a Partner of Cressey and Company, LLC, and since 1998, he has been a Partner of Thoma Cressey Bravo, Inc., both private equity firms of which he is a founder. Funds affiliated with the Thoma Cressey Bravo firm are among our largest stockholders. Mr. Cressey serves on the boards of Belden, Inc., a networking cable technology company, Select Medical Corporation, a healthcare services company, and several privately-held healthcare services companies. He received a B.A. from the University of Washington, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. As the founder of the health care focused private equity firm Cressey and Company, LLC and board member of several health care companies, Mr. Cressey brings to the Board many years of experience and expertise as an investor in and advisor to companies in the health care sector.

Patrick G. Enright, age 48, has served as a member of our Board of Directors since July 2009, when funds affiliated with his firm made a significant equity investment in our company. Since 2006, Mr. Enright has served as a Managing Member of Longitude Capital, a venture capital firm, of which he is a founder. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience, beginning his career more than 25 years ago at Sandoz (now Novartis). He currently serves on the boards of Corcept Therapeutics Incorporated, a pharmaceutical company, and several privately-held companies. In the past five years he also served as a director of Threshold Pharmaceuticals, Sequenom Inc., and Valentis, Inc. Mr. Enright received a B.S. from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania. As a

venture capital investor focused on life science companies and someone who has worked in the pharmaceutical industry, Mr. Enright brings to the Board both operating experience and financial expertise in the life sciences industry.

James B. Tananbaum, M.D., age 46, has served as a member of our Board of Directors since 2003. Since 2000, Dr. Tananbaum has been a Managing Director of Prospect Venture Partners, a venture capital firm he co-founded. He serves on the boards of Infinity Pharmaceuticals, Inc., and several privately-held companies. In the past five years he also served as a director of Critical Therapeutics and Vanda Pharmaceuticals. Dr. Tananbaum was the founder of GelTex, Inc. and Theravance, Inc. He received a B.S.E.E. from Yale University, and an M.D. and an M.B.A. from Harvard University. Dr. Tananbaum brings to the Board his scientific, financial and operational expertise gained as a physician, founder of two life science companies and venture capital investor focused on life science companies. As a venture capitalist focused on life science companies who sits on numerous boards, Dr. Tananbaum also provides financial and operational expertise regarding our industry.

Nathaniel M. Zilkha, age 34, has served as a member of our Board of Directors since October 2007. Since 2007, he has been employed by KKR, where he is the Global Co-Head of Special Situations Investing at KKR, which includes the firm’s activities in public and private distressed and structured investments. Previously he was a member of KKR’s North American Private Equity team. Funds affiliated with KKR are our company’s largest stockholder. Prior to joining KKR, Mr. Zilkha spent eight years in the Principal Investment Area of Goldman Sachs, where he invested in private equity and principal debt transactions. Mr. Zilkha graduated cum laude from Princeton University. As an employee of KKR, Mr. Zilkha brings to the Board a particular expertise in working with distressed companies and those in need of additional financing. His financial expertise and experience is of particular use to the Board.

Class II Directors Continuing in Office Until the 2012 Annual Meeting

Samuel D. Colella, age 70, has served as a member of our Board of Directors since 2003. Since 1999, he has served as Managing Director of Versant Ventures, a venture capital firm, which he co-founded. He serves on the boards of Genomic Health Inc., a molecular diagnostics company, Alexza Pharmaceuticals, a drug delivery company, and several privately-held companies. In the past five years he also served as a director of Solta Medical and Symyx, Inc. Mr. Colella received a B.S. from the University of Pittsburgh and an M.B.A. from the Stanford Graduate School of Business. Mr. Colella brings to the Board many years of experience investing in, and serving on the boards of, public and private life sciences companies. As an early investor in Jazz Pharmaceuticals, he has an intimate knowledge of the business and strategy of our company.

James C. Momtazee, age 38, has served as a member of our Board of Directors since 2004. Since 1996, he has been employed by KKR, where he is a Member. Funds affiliated with KKR are our company’s largest stockholder. He serves on the boards of HCA Inc., a healthcare services company, and Accellent Inc., a manufacturing and engineering services company. In the past five years he also served as a director of Accuride Corp. and Alliance Imaging. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. As a Member of KKR and a board member of other health care companies, Mr. Momtazee brings to the Board significant expertise in financing and financial matters, including expertise and experience in structuring complex financial transactions and a broad understanding of the market related to those transactions, which is of particular use to the Board.

Robert M. Myers, age 46, is a co-founder and was appointed as our President in March 2007 and has served as a member of our Board of Directors since April 2009. From 2003 until 2007, he served as our Executive Vice President and Chief Business Officer. From 2002 until 2003, he served as Executive Vice President, Pharmaceuticals at Exelixis, a biotechnology company. He previously held various positions with ALZA Corporation from 1992 to 2001, most recently as its Senior Vice President, Commercial Development. In this role, he was responsible for ALZA Corporation’s corporate development, mergers and acquisitions, new product planning and corporate planning. He received B.S. and M.S. degrees from Stanford University and an M.B.A. from the Stanford Graduate School of Business. As President of our company, Mr. Myers is responsible for, and has detailed knowledge and expertise in, the sales, marketing and development of our products and product candidates. He also brings to the Board many years of pharmaceutical company transactional experience, which has been very important to the success of our company in our partnering and financing arrangements.

There are no family relationships among any of our executive officers and directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Jazz Pharmaceuticals’ Board of Directors

As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with internal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Jazz Pharmaceuticals, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except that Mr. Cozadd, our Chairman and Chief Executive Officer, and Mr. Myers, our President, are not independent directors by virtue of their employment with Jazz Pharmaceuticals. The Board also determined that Dr. Saks, our former Chief Executive Officer, was not an independent director by virtue of his former employment with Jazz Pharmaceuticals. In addition, the Board determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during 2009 was an independent director within the meaning of the applicable NASDAQ listing standards and SEC rules.

Board Leadership Structure and Risk Oversight

Bruce Cozadd has served as our Chairman since the founding of Jazz Pharmaceuticals in 2003. He became our Chief Executive Officer, in addition to his role as Chairman, upon the departure of Dr. Saks, our former Chief Executive Officer who was also a founder, in April 2009. We believe that a combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and optimizes communication with our Board of Directors. Mr. Cozadd has a history, throughout the existence of our company, of communicating on a regular basis with the independent members of our Board of Directors.

The Board believes that the Chief Executive Officer is best suited to serve as Chairman of our company because he is the member of the Board who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full Board the strategic priorities and key issues facing Jazz Pharmaceuticals. As a person who has spent many years in executive management, and many years serving as a director of public companies as well as private companies and non-profit organizations, he brings both the directorial and operational perspectives to the combined position.

We are a small company, with constrained financial resources, and our Board of Directors is actively involved in our key business decisions. We believe that having a single leader for our company is good for our business, efficiently and effectively promotes the strategic direction and development of our company, provides the most efficient form of communication with our Board and promotes the active participation of our independent Board members on a regular basis. We therefore believe that a combined Chairman/Chief Executive Officer position is currently the best governance model for our company.

Our Board of Directors is comprised of eleven directors, of whom nine are independent. Individuals affiliated with our earliest and longest term stockholders, and of our largest stockholder, are members of our Board of Directors, providing continuity, a long-term understanding of our business, and active involvement with our management team as our company has matured. Our independent Board members meet without management after each regularly scheduled Board meeting, and also conduct more informal meetings and discussions among themselves between meetings. When they do talk without management participation, one of them agrees to, and does, update management on the discussions. Depending on the issue, one or another of them will take the lead in communicating with management. While there is no formal “lead” independent director, several directors have played this role on different issues, providing management with insight and expertise.

The Board of Directors has three standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors, and each committee has a separate chair. Our Audit Committee is responsible for reviewing and reporting to the Board on the company’s risk management, and receives reports from our General Counsel and our Chief Regulatory and Compliance Officer at each regularly scheduled Audit Committee meeting. Our full Board receives regular reports concerning these reviews from the Audit Committee at Board meetings, and also receives reports concerning material risks and concerns from our General Counsel and our Chief Regulatory and Compliance Officer at Board meetings if there are material matters to be discussed, or if there are significant updates on outstanding matters. Our Compensation Committee approves all compensation plans for Jazz Pharmaceuticals, and ensures that there are appropriate incentives for meeting both short-term and long-term objectives and increasing stockholder value over time. Our Nominating and Corporate Governance Committee reviews the qualifications of all new directors and recommends to the full Board whether the Board should elect or nominate them. Finally, our full Board of Directors approves all of our material transactions, with full discussion and debate, and a review of the risks and rewards of the proposed transaction.

We believe that our directors provide effective oversight of risk management, especially through the work of the Audit Committee, the ongoing dialogue between the full board and our Chairman/Chief Executive Officer, and the active participation in important company matters by our independent directors.

Meetings of the Board of Directors

The Board of Directors met 26 times during the fiscal 2009. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

As required under applicable NASDAQ listing standards, in fiscal 2009, Jazz Pharmaceuticals’ independent directors generally met at regularly scheduled Board meeting, in regularly scheduled executive sessions at which only independent directors were present.

Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2009 for each of the standing Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Samuel D. Colella			X		X
Bryan C. Cressey	X
Patrick G. Enright(1)	X
Michael W. Michelson			X	*
James C. Momtazee					X	*
Kenneth W. O’Keefe	X	*
Alan M. Sebulsky	X
James B. Tananbaum, M.D.			X
Total meetings in fiscal 2009	8		4		1

(1)	Joined the Audit Committee on September 30, 2009.

*	Committee Chairperson

Below is a description of each standing committee of our Board of Directors. Our Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Jazz Pharmaceuticals.

Audit Committee

The Audit Committee of the Board of Directors oversees Jazz Pharmaceuticals’ corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. In particular, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determines and approves the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on Jazz Pharmaceuticals’ audit engagement team as required by applicable laws and rules;

•	reviews, provides oversight of and approves or rejects transactions between Jazz Pharmaceuticals and any related persons;

•	confers with management and the independent auditors regarding the effectiveness of our internal control over financial reporting;

•	is responsible for receiving and reviewing reports concerning risk management, and reporting to the Board of Directors with respect thereto;

•

establishes procedures, as required under applicable laws and rules, for the receipt, retention and treatment of complaints received by Jazz Pharmaceuticals regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

meets to review the company’s annual audited financial statements and quarterly financial statements and quarterly earnings press releases with management and the independent auditor, including reviewing Jazz Pharmaceuticals’ disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC.

The Audit Committee is currently composed of four directors (Messrs. Cressey, Enright, O’Keefe and Sebulsky). Mr. Enright joined the Audit Committee in September 2009. Our Board of Directors has determined that Messrs. Cressey, Enright, O’Keefe and Sebulsky meet the independence requirements of Rule 10A-3 of the Exchange Act and NASDAQ listing standards with respect to audit committee members. Our Board of Directors has also determined that Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our Board of Directors considered the overall knowledge, experience and familiarity of Mr. O’Keefe with accounting matters, in analyzing and evaluating financial statements, and in managing private equity investments. Mr. O’Keefe serves as chairperson of the Audit Committee.

The Audit Committee met eight times during 2009. The Audit Committee is governed by a written charter approved by our Board of Directors, which charter reflects the applicable standards and requirements adopted by the SEC and the NASDAQ. A copy of the charter can be found on our website, www.jazzpharmaceuticals.com, in the section titled “Company” under the subsection titled “Board Committees.”

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management of Jazz Pharmaceuticals. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Jazz Pharmaceuticals’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mr. Kenneth W. O’Keefe (Chairperson)

Mr. Bryan C. Cressey

Mr. Patrick G. Enright

Mr. Alan M. Sebulsky

(1)	The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Jazz Pharmaceuticals under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Colella and Michelson and Dr. Tananbaum. Mr. Michelson serves as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee held four regular meetings during 2009 and acted by unanimous written consent two times during the year. The Compensation Committee also had a number of informal discussions and consultations with one another and with Mr. Cozadd, our Chairman and Chief Executive Officer. The Compensation Committee is governed by a written charter that is available on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com in the section titled “Company” under the subsection titled “Board Committees.”

The Compensation Committee reviews and oversees our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers and other senior management. Specific responsibilities of our Compensation Committee include:

•	recommending to our Board of Directors for approval the compensation and other terms of employment of our Chairman and Chief Executive Officer;

•	determining the compensation and other terms of employment of our other executive officers and senior management;

•	reviewing and approving the compensation of our executive officers and other senior management against objectives and goals approved by the Board of Directors;

•

evaluating and recommending to our Board of Directors for approval the compensation plans and programs advisable for us, and evaluating and recommending the modification or termination of existing plans and programs;

•	monitoring our compensation practices and policies to ensure that such practices and policies do not present material risks to our company; and

•

reviewing and approving the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers and other senior management.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets four to six times per year, generally on the same day as regularly scheduled Board meetings and with greater frequency if necessary. The agenda for each meeting is usually developed by our Vice President, Human Resources, our General Counsel and our Chairman and Chief Executive Officer, and reviewed with the Chairman of the Compensation Committee. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. Mr. Cozadd may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Jazz Pharmaceuticals, as well as authority to obtain, at the expense of Jazz Pharmaceuticals, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive compensation (or we may do so on behalf of the Compensation Committee at its request), including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity compensation plans. In 2009, the Compensation Committee delegated authority to Mr. Cozadd and Dr. Saks, our former Chief Executive Officer (until his resignation), and in September 2009, to Mr. Myers, our President (while still also retaining authority for itself and for the Board), to approve discretionary options grants under our 2007 Equity Incentive Plan, or the 2007 Plan, to newly hired employees who are below the Vice President level, to employees newly promoted to below the Vice President level, and to our specialty sales consultants as part of a sales incentive plan. The purpose of this authority is to enhance the flexibility of option administration within Jazz Pharmaceuticals and to facilitate the timely grant of options to new non-officer employees of Jazz Pharmaceuticals within the specified guidelines approved by the Compensation Committee. No employee may be granted a stock option by Mr. Cozadd or Mr. Myers for more than the number of shares of our common stock that is determined pursuant to the guidelines and policies established by the Compensation Committee from time to time. During 2009, Mr. Cozadd exercised his authority to grant options to purchase an aggregate of 199,650 shares to non-officer employees. As part of its oversight function, the Compensation Committee reviews, at each regularly-scheduled meeting of the Compensation Committee, the list of all grants approved by Mr. Cozadd and Mr. Myers since the last regularly scheduled meeting.

As described under “Executive Compensation—Narrative Disclosure to Summary Compensation Table”, in 2007 Compensia, Inc., a compensation consulting firm, provided a competitive compensation assessment with respect to our executive officers, which consisted of providing the Compensation Committee with certain benchmarking material to assist the Compensation Committee in determining executive compensation levels, and in 2008, Compensia provided the Compensation Committee with an update of certain of the benchmarking material provided in 2007. As part of its engagement, Compensia was requested by the Compensation Committee to perform analyses of competitive compensation levels for a group of comparative companies chosen by the Compensation Committee, as well as to provide the Compensation Committee with additional survey data collected from the Radford Biotech Executive Survey. For 2009, as described under “Executive Compensation—Narrative Disclosure to Summary Compensation Table”, for 2009 there were no salary increases for executives, and our executives took temporary voluntary pay reductions; no compensation consultants were involved in these decisions. In late 2009, the Compensation Committee engaged Radford to provide advice to the Compensation Committee in 2010 with respect to 2010 executive compensation.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to our progress in achieving our corporate objectives under our annual Bonus Plan for the year, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than our Chief Executive Officer (currently Mr. Cozadd), the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, our Chief Executive Officer receives input from our Human Resources department and has access to various third party compensation surveys and compensation data. Our General Counsel also participates in Compensation Committee meetings, but does not participate in any discussions of executive officer compensation. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, our progress against our corporate performance objectives, operational data, tax and accounting information, executive and stock ownership information, company stock performance data, analyses of historical executive compensation levels and current corporate compensation levels, and recommendations of any compensation consultants engaged by the Compensation Committee (or by us on behalf of the Compensation Committee), including analyses of executive compensation paid at other companies identified by any such consultants.

With respect to director compensation matters, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, determines and sets non-employee director compensation.

Compensation arrangements for our non-employee directors for 2009 are described under “Director Compensation.” Our current level of director compensation was set in 2007 and has not been reviewed since that time. In 2010 we intend to review our director compensation level, at the request of the Nominating and Corporate Governance Committee, using data for comparable companies, including our peer group of pharmaceutical companies used in connection with our executive compensation review. We expect that the Nominating and Corporate Governance Committee will use this information in making its recommendations to the Board of Directors about whether and to what extent director compensation should be modified. The Nominating and Corporate Governance Committee and the Board of Directors believe that: director compensation should fairly compensate directors for work required in a company of our size and activities; the compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy to understand. For information concerning the compensation of our non-employee directors, see “Director Compensation” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of the Board;

•	making recommendations to the Board regarding corporate governance issues;

•	identifying, reviewing, evaluating and recommending for selection candidates for membership to our Board of Directors;

•

reviewing, evaluating and considering the recommendation for nomination of incumbent members of our Board of Directors for reelection to our Board of Directors and monitoring the size of our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	reviewing, discussing and reporting to our Board of Directors an assessment of our Board’s performance;

•	recommending compensation paid to non-employee directors; and

•	determining adherence to our Code of Conduct of our policy statements.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Jazz Pharmaceuticals, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Jazz Pharmaceuticals’ stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Members of the Nominating and Corporate Governance Committee obtain recommendations for potential directors from their and other Board members’ contacts in our industry, and may from time to time engage a search firm to assist in identifying potential directors.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Jazz Pharmaceuticals and the long-term interests of stockholders. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Jazz Pharmaceuticals during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Stockholders wishing to recommend individuals for consideration by the Nominating and Corporate Governance Committee may do so by delivering a written recommendation to Jazz Pharmaceuticals’ Secretary at 3180 Porter Drive, Palo Alto, California 94304 and providing the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee is composed of two directors: Messrs. Colella and Momtazee. Mr. Momtazee is Chairman of the Nominating and Corporate Governance Committee. Both members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met one time during 2009. The Nominating and Corporate Governance Committee is governed by a written charter that is available on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com in the section titled “Company” under the subsection titled “Board Committees.”

Stockholder Communications with the Board of Directors

To date, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board has been excellent. As a result, the Board believes that there has not been a need to adopt a formal process for stockholder communications with the Board.

Code of Conduct

The Jazz Pharmaceuticals Code of Conduct applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “Company” at “Corporate Responsibility.” Stockholders may request a free copy of the Code of Conduct by submitting a written request to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Jazz Pharmaceuticals’ financial statements since its inception in 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Jazz Pharmaceuticals’ bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Jazz Pharmaceuticals’ independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Jazz Pharmaceuticals and its stockholders.

On behalf of the Audit Committee, the Board of Directors

recommends a vote “For” Proposal 2.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2009 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit and interim services for Jazz Pharmaceuticals. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. We have entered into a similar agreement with Ernst & Young LLP in relation to our 2010 financial statements.

The following table represents aggregate fees billed to Jazz Pharmaceuticals for the fiscal years ended December 31, 2009 and 2008 by Ernst & Young LLP, Jazz Pharmaceuticals’ independent registered public accounting firm:

	Fiscal Year Ended
	2009	2008
Audit Fees	$909,841	$970,948
Audit-Related Fees	—	70,000
Tax Fees	145,357	174,626
All Other Fees	—	1,500

Total Fees	$1,055,198	$1,217,074

Audit Fees: Consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the Securities and Exchange Commission and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Related to fiscal year ended December 31, 2009, fees of $54,841 were billed in connection with Registration Statements on Form S-1 and S-8 filings and other potential offerings. Related to fiscal year ended December 31, 2008, fees of $134,000 were billed in connection with Registration Statements on Form S-3 and S-8 filings.

Audit-Related Fees: Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” During the fiscal year ended December 31 2008, fees of $70,000 were billed in connection with accounting consultation services.

Tax Fees: Consists of fees for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2009, fees of $78,750 were billed in connection with tax compliance services and fees of $66,607 were billed in connection with tax advice and planning services. During the fiscal year ended December 31, 2008, fees of $78,750 were billed in connection with tax compliance services and fees of $95,876 were billed in connection with tax advice and planning services.

All Other Fees: Consists of fees for products and services other than the services described above. Related to fiscal year ended December 31, 2008 fees of $1,500 were billed in connection with access to Ernst & Young’s online accounting and tax research tool.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

In February 2007, the Audit Committee adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP, and has pre-approved all new services since that time. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Jazz Pharmaceuticals’ common stock as of April 8, 2010 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (referred to in this proxy statement as our “named executive officers”); (iii) all executive officers and directors of Jazz Pharmaceuticals as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
KKR JP LLC(3)	10,504,338	32.69%
KKR JP III LLC(3)	36,445	*
KKR Financial Holdings III, LLC(3)	70,156	*

Entities affiliated with Longitude Capital Partners, LLC(4)	2,993,601	9.21%
800 El Camino Real, Suite 220
Menlo Park, CA 94025

Entities affiliated with Thoma Cressey Bravo, Inc.(5)	2,432,487	7.68%
Sears Tower, 92nd Floor
22 South Wacker Drive
Chicago, IL 60606

Bridger Management, LLC(6)	1,942,050	6.16%
90 Park Avenue, 40th Floor
New York, NY 10016

Entities affiliated with Versant Ventures(7)	1,663,392	5.25%
3000 Sand Hill Road, #4-210
Menlo Park, CA 94025

Entity affiliated with Beecken Petty O’Keefe & Company, LLC(8)	1,621,659	5.13%
131 Dearborn Street, Suite 2800
Chicago, IL 60603

Named Executive Officers and Directors:
Bruce C. Cozadd(9)	701,168	2.19%
Samuel R. Saks, M.D.(10)	131,986	*
Robert M. Myers(11)	520,704	1.63%
Carol A. Gamble(12)	191,315	*
Samuel D. Colella(13)	1,695,631	5.35%
Bryan C. Cressey(14)	2,459,987	7.76%
Patrick G. Enright(15)	3,006,359	9.25%
Michael W. Michelson(16)	15,211	*
James C. Momtazee(17)	12,836	*
Kenneth W. O’Keefe(18)	1,666,271	5.26%
Alan M. Sebulsky(19)	93,696	*
James B. Tananbaum, M.D.(20)	1,537,645	4.86%
Nathaniel M. Zilkha(21)	10,730	*
All directors and executive officers as a group (15 persons)(22)	12,233,275	35.58%

*	Represents beneficial ownership of less than 1%.

(1)

Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.

(2)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission, or the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,538,547 shares outstanding on April 8, 2010, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options that are exercisable within 60 days of April 8, 2010, as well as shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of April 8, 2010. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan are payable solely in shares of our common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options that are exercisable within 60 days of April 8, 2010 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

KKR JP LLC (“KKR JP”) directly holds 9,906,501 shares and warrants to purchase 597,837 shares. KKR Millennium Fund L.P. (“KKR Millennium Fund”) is the sole member of KKR JP. KKR Associates Millennium L.P. (“KKR Associates Millennium”) is the sole general partner of KKR Millennium Fund. KKR Millennium GP LLC (“KKR Millennium GP”) is the sole general partner of KKR Associates Millennium. KKR Fund Holdings L.P. (“KKR Fund Holdings”) is the designated member of KKR Millennium GP. KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) is a general partner of KKR Fund Holdings. KKR Millennium Fund, KKR Associates Millennium, KKR Millennium GP, KKR Fund Holdings and KKR Fund Holdings GP disclaim beneficial ownership of the securities held by KKR JP.

KKR JP III LLC (“KKR JP III”) directly holds 36,445 shares. KKR Partners III, L.P. (“KKR Partners III”) is the sole member of KKR JP III. KKR III GP LLC (“KKR III GP”) is the sole general partner of KKR Partners III. KKR Partners III and KKR III GP disclaim beneficial ownership of the securities held by KKR JP III.

KKR Financial Holdings III, LLC (“KKR Financial Holdings III”) directly holds warrants to purchase 70,156 shares. KKR Financial Holdings LLC (“KKR Financial Holdings”) is the sole member of KKR Financial Holdings III. KKR Financial Advisors LLC (“KKR Financial Advisors”) is the manager of KKR Financial Holdings. Kohlberg Kravis Roberts & Co. (Fixed Income) LLC (“Kohlberg Kravis Roberts & Co. (Fixed Income)”) is the sole member of KKR Financial Advisors. Kohlberg Kravis Roberts & Co. L.P. (“Kohlberg Kravis Roberts & Co.”) is the holder of all of the outstanding equity interests in Kohlberg Kravis Roberts & Co. (Fixed Income). KKR Management Holdings L.P. is the general partner of Kohlberg Kravis Roberts & Co. KKR Management Holdings Corp. is the general partner of KKR Management Holdings L.P. KKR Financial Holdings, KKR Financial Advisors, Kohlberg Kravis Roberts & Co. (Fixed Income), Kohlberg Kravis Roberts & Co., KKR Management Holdings L.P. and KKR Management Holdings Corp. disclaim beneficial ownership of the securities held by KKR Financial Holdings III.

Each of KKR Group Holdings L.P. (“KKR Group Holdings”) (as the sole shareholder of KKR Fund Holdings GP, a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Management Holdings Corp.); KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings); KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group); and KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) disclaim beneficial ownership of the securities held by KKR JP and KKR Financial Holdings III.

As the designated members of KKR Management LLC and the managers of KKR III GP LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR JP, KKR JP III and KKR Financial Holdings III but disclaim beneficial ownership of such securities. Messrs. Kravis and Roberts have also been designated as managers of KKR Millennium GP by KKR Fund Holdings.

The entities named in this footnote (3) are sometimes referred to as the KKR Entities. Michael W. Michelson, James C. Momtazee and Nathaniel M. Zilkha are members of our Board of Directors and are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Michelson, Momtazee and Zilkha disclaim beneficial ownership of any securities beneficially owned by the KKR Entities. The address of the KKR Entities (except KKR Financial Holdings III, KKR Financial Holdings, KKR Financial Advisors and Kohlberg Kravis Roberts & Co. (Fixed Income)) and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of KKR Financial Holdings III, LLC, KKR Financial Holdings LLC, KKR Financial Advisors LLC and KKR Financial LLC is 555 California Street, 50th Floor, San Francisco, CA 94104. The address of Messrs. Roberts, Michelson, Momtazee and Zilkha is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Consists of 2,005,539 shares and a warrant to acquire 929,243 shares held by Longitude Venture Partners, L.P., and 40,195 shares and a warrant to acquire 18,624 shares held by Longitude Capital Associates, L.P. Mr. Enright is a Managing Member of Longitude Capital Partners, LLC, which is the sole general partner of each of these two entities. As such he may be deemed to have shared voting and dispositive power with respect to shares and warrants held by those entities. Mr. Enright disclaims beneficial ownership of all such shares and warrants, except to the extent of his proportionate pecuniary interest therein.

(5)

Consists of 2,259,250 shares and a warrant to acquire 135,841 shares held by Thoma Cressey Fund VII, LP and 35,275 shares and a warrant to acquire 2,121 shares held by Thoma Cressey Friends Fund VII, LP. Mr. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of his pecuniary interest therein.

(6)

Based upon a Schedule 13G/A filed with the SEC on February 12, 2010 by Bridger Management, LLC on behalf of itself, Swiftcurrent Offshore, Ltd. and Roberto Mignone, reporting beneficial ownership as of February 12, 2010. According to the Schedule 13G/A filed by Bridger Management, LLC, the 1,942,050 of the shares are beneficially owned by Roberto Mignone in his capacity as managing member of Bridger Management, LLC as a result of the purchase of such shares by certain accounts managed by Bridger Management, LLC. Swiftcurrent Offshore, Ltd., an account managed by Bridger Management, LLC, beneficially owns 835,250 of the shares. The Schedule 13G/A filed by Bridger Management, LLC provides information only as of February 12, 2010 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between February 12, 2010 and March 17, 2010.

(7)

Consists of 1,488,676 shares and a warrant to acquire 129,613 shares held by Versant Venture Capital II, L.P., 28,260 shares and a warrant to acquire 2,464 shares held by Versant Affiliates Fund II-A, L.P. and 13,247 shares and a warrant to acquire 1,132 shares held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.

(8)

Consists of 1,529,684 shares and a warrant to acquire 91,975 shares held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC, and as such may be deemed to have shared voting and dispositive power with respect to the shares beneficially owned by Jazz Investors, LLC. Mr. O’Keefe disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. O’Keefe is a member of our Board of Directors. The address of Jazz Investors, LLC, Beecken Petty O’Keefe & Company, LLC and Mr. O’Keefe is 131 South Dearborn Street, Suite 2800, Chicago, IL 60603.

(9)	Includes 434,830 shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010.

(10)	Dr. Saks resigned as our Chief Executive Officer (and as a director) effective April 3, 2009.

(11)	Includes 382,781 shares Mr. Myers has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010.

(12)	Includes 172,823 shares Ms. Gamble has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010.

(13)

Includes 27,500 shares Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010, 4,739 shares issuable to Mr. Colella pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (7) above. Mr. Colella disclaims beneficial ownership of the shares described in Note (7) above, except to the extent of his pecuniary interest therein.

(14)

Includes 27,500 shares Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010 and the shares described in Note (5) above. Mr. Cressey disclaims beneficial ownership of the shares described in Note (5) above, except to the extent of his pecuniary interest therein.

(15)

Includes 7,500 shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010, 5,258 shares issuable to Mr. Enright pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (4) above. Mr. Enright disclaims beneficial ownership of the shares described in Note (4) above, except to the extent of his pecuniary interest therein.

(16)	Consists solely of shares issuable to Mr. Michelson pursuant to our Directors Deferred Compensation Plan. Mr. Michelson disclaims beneficial ownership of the shares described in Note (3) above.

(17)	Consists solely of shares issuable to Mr. Momtazee pursuant to our Directors Deferred Compensation Plan. Mr. Momtazee disclaims beneficial ownership of the shares described in Note (3) above.

(18)

Includes 27,500 shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010, 17,112 shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (8) above. Mr. O’Keefe disclaims beneficial ownership of the shares described in Note (8) above, except to the extent of his pecuniary interest therein.

(19)

Includes 54,036 shares Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010 and 11,408 shares issuable to Mr. Sebulsky pursuant to our Directors Deferred Compensation Plan.

(20)

Includes 27,500 shares Dr. Tananbaum has the right to acquire pursuant to options exercisable within 60 days of April 8, 2010 and 1,403,129 shares and a warrant to acquire 84,365 shares held by Prospect Venture Partners II, L.P., and 21,366 shares and a warrant to acquire 1,285 shares held by Prospect Associates II, L.P. Dr. Tananbaum is a managing member of Prospect Management Co. II, L.L.C., which serves as the sole general partner of each of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., or the Prospect Funds. The managing members of Prospect Management Co. II, L.L.C. are deemed to have shared voting and investment power over the shares held by the Prospect Funds. Dr. Tananbaum disclaims beneficial ownership of the shares held by the Prospect Funds, except to the extent of his pecuniary interest therein.

(21)	Consists solely of shares issuable to Mr. Zilkha pursuant to our Directors Deferred Compensation Plan. Mr. Zilkha disclaims beneficial ownership of the shares described in Note (3) above.

(22)

Includes 8,824,621 shares and warrants to purchase 1,396,663 shares held by entities affiliated with certain of our directors, 1,370,894 shares that certain of our executive officers and directors have the right to acquire within 60 days of April 8, 2010 through the exercise of options, and 77,294 shares issuable to our directors under our Directors Deferred Compensation Plan. Does not include the 131,986 shares held by Dr. Saks as of April 8, 2010 due to his resignation in April 2009. See notes (2) through (21) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Jazz Pharmaceuticals. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that, inadvertently, an initial report of ownership on Form 3 was filed late by Joan Colligan, our executive director and principal accounting officer, who automatically became a Section 16(a) officer upon the departure of our former Chief Financial Officer (and principal accounting officer) on December 31, 2008; and a stock option grant in January 2009 that otherwise would have been included on Form 4 was reported on her initial Form 3.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers as of December 31, 2009, as well as our former Chief Executive Officer who resigned effective April 3, 2009. We refer to these individuals in this proxy statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE—FISCAL 2008 AND 2009

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Bruce C. Cozadd Chairman and Chief Executive Officer	2009	442,729	189,260	205,300	1,574	838,863
	2008	423,523	490,241	—	1,435	915,199

Samuel R. Saks, M.D.(5) Former Chief Executive Officer	2009	141,392	189,260	—	520	331,172
	2008	468,266	490,241	—	1,539	960,046

Robert M. Myers President	2009	420,024	141,945	193,900	1,564	757,433
	2008	444,096	345,240	—	1,499	790,835

Carol A. Gamble Senior Vice President, General Counsel and Corporate Secretary	2009	348,048	75,704	120,412	1,296	545,460
	2008	357,267	207,144	—	1,239	565,650

(1)

The dollar amounts in this column represent base salary earned during the indicated fiscal year. For more information regarding salaries in 2008 and 2009, see “Narrative Disclosure to Summary Compensation Table—Base Salary.”

(2)

The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with FASB ASC Topic 718, or ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 4, 2010. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(3)

The dollar amounts in this column represent the cash bonus awarded under our annual Bonus Plan for 2009. For more information, please see “Narrative Disclosure to Summary Compensation Table—Annual Bonus Plan.” No bonuses were awarded to our named executive officers under our annual Bonus Plan for 2008.

(4)	Represents group term life insurance premiums paid by Jazz Pharmaceuticals.

(5)	Effective April 3, 2009, Dr. Saks resigned as our Chief Executive Officer.

Narrative Disclosure to Summary Compensation Table

Base Salary

We provide a base salary to our executive officers, the rate for which is set each year, effective March 1. In December 2008, our executive officers proposed, and our Compensation Committee accepted that, in light of our then current economic situation, effective January 1, 2009, our executive officers would take a temporary pay reduction of between 5% and 10% of their 2008 base salaries. Effective August 1, 2009 and based on our improved financial situation since the beginning of the year, the temporary pay reduction ended, and our executive officer salaries returned to 2008 base salary levels. The 2008 and 2009 base salary rates for our named executive officers, without regard to the voluntary pay reductions, are set forth in the table below.

Name	2008 and 2009 Base Salary after August 1, 2009 ($)(1)(2)
Bruce C. Cozadd(3)	468,000
Samuel R. Saks, M.D.(4)	468,000
Robert M. Myers	444,000
Carol A. Gamble	357,000

(1)	Base salary rate beginning March 1, 2008. The base salary rate for January and February 2008 was $450,000 for Mr. Cozadd, $450,000 for Dr. Saks, $426,000 for Mr. Myers and $343,000 for Ms. Gamble.

(2)

The named executive officers offered to take voluntary temporary base salary rate reductions (10% for Messrs. Cozadd, Myers and Dr. Saks, and 5% for Ms. Gamble) beginning January 1, 2009 through July 31, 2009, and the Compensation Committee accepted this offer. During the period of their voluntary reductions, their base salary rates were $421,200 for Mr. Cozadd and Dr. Saks, $399,600 for Mr. Myers and $339,150 for Ms. Gamble.

(3)

Mr. Cozadd’s actual base salary for 2008 was prorated for the amount of his time devoted to his role as our Executive Chairman. Mr. Cozadd devoted 90% of his time to his role as Executive Chairman during 2008 until December 22, 2008, when he began devoting 100% of his time to his role as Executive Chairman. In connection therewith, Mr. Cozadd’s actual base salary for January 1, 2008 through February 29, 2008 was $405,000; for March 1, 2008 through December 21, 2008 it was $421,200; and from December 22, 2008 through December 31, 2008 it was $468,000. In April 2009 Mr. Cozadd became our Chief Executive Officer.

(4)	Dr. Saks resigned his position with the company effective April 3, 2009 and has not received any compensation from us since that date.

Annual Bonus Plan

In accordance with our annual Bonus Plan, we maintain an annual bonus award program to reward executive officers (and other employees) for attaining our corporate performance objectives, as well as to reward them for their individual contributions to the achievement of those objectives. Target bonus levels under the annual Bonus Plan are assigned based on various categories of employees. The actual bonus awarded in any year, if any, may be more or less than the target, depending primarily on the achievement of our corporate objectives, and an individual employee’s achievement of his or her objectives. Whether or not a bonus is paid for any year is within the discretion of our Compensation Committee, and our Compensation Committee has the discretion to award bonuses even if the applicable performance criteria set forth under the annual Bonus Plan have not been met or to award a bonus based on other criteria. In this regard, in December 2008, Mr. Cozadd, then our Executive Chairman, and Dr. Saks, then our Chief Executive Officer, recommended to the Compensation Committee that, in light of our cash position at that time, no bonuses be paid for 2008. The Compensation Committee accepted this recommendation.

As set forth in our annual Bonus Plan, the target bonus levels for 2009 for our named executive officers were: 50% of the applicable annual base salary rate for Dr. Saks and Messrs. Cozadd and Myers; and 40% of the applicable annual base salary rate for Ms. Gamble. Dr. Saks resigned his position with us effective April 3, 2009 and was therefore not eligible for a bonus under the annual Bonus Plan for 2009. For 2009, our key corporate objectives approved by the Board of Directors in early 2009 were to:

•

obtain and publicly disclose top-line results for our second pivotal Phase III trial of JZP-6 (sodium oxybate) for the treatment of fibromyalgia during the third quarter of 2009, and submit a New Drug Application, or NDA, to the U.S. Food and Drug Administration for JZP-6 by December 31, 2009;

•	secure equity and nonequity financing sufficient to achieve our corporate objectives;

•	achieve total Xyrem and Luvox CR net sales of $97 million and EBITDA from commercial operations of $45 million in 2009;

•

achieve an operating loss of less than $10 million, measured by EBIDTA, by the end of the first quarter of 2009, and achieve breakeven on an operating basis, measured by EBIDTA, in the fourth quarter of 2009;

•	ensure that employees are aligned with the corporate objectives and that our company operates in compliance with applicable laws and regulations; and

•	partner a development project, secure rights to a new product opportunity and develop a revised strategic plan.

Each of the executive officers is responsible for meeting our corporate objectives, and each objective was deemed important in determining the level of our performance during the year. Although the Compensation Committee did not set individual goals for individual executive officers, certain of the named executive officer’s responsibilities are more directly related to particular corporate objectives and may therefore given greater weight in the determination of the bonus amount paid to a named executive officer. As Chairman and Chief Executive Officer, Mr. Cozadd is responsible for the company meeting all of its objectives. Mr. Myers is responsible for all of our commercial operations, and our corporate objective related to achieving Xyrem and Luvox CR net sales and commercial EBIDTA targets may be given somewhat greater weight in the determination of his bonus. Ms Gamble, along with Mr. Cozadd and Mr. Myers, is particularly responsible for our obtaining equity and non-equity financing, and their efforts in achieving this corporate objective had a greater impact on their bonus determination than it did for other executive officers. Nevertheless, in a small company such as ours, each executive is expected to contribute in significant ways to the achievement of most, if not all, of our corporate objectives.

In approving the corporate objectives for 2009, the expectation of our Board of Directors was that it would be highly unlikely that all of the corporate objectives would be achieved for the year. In this regard, the Board of Directors has historically approved corporate objectives that have been stretch objectives beyond those that would reasonably be expected to be attained in any given year, and our corporate objectives historically have not been achieved at the 100% level. Our Compensation Committee determines the size of the total bonus pool under the annual Bonus Plan, which is based primarily on our Board of Directors’ determination of our success in achieving our corporate objectives for the plan year. The Compensation Committee also determines the portion of the pool, if any, that will be allocated to the executive officers as a group and the individual bonuses for each of our executive officers and vice presidents. Mr. Cozadd provides input to the Compensation Committee with respect to bonuses for executive officers and vice presidents other than his own compensation. For 2009, the Compensation Committee did not quantify or assign specific percentage criteria to the various corporate objectives under the annual Bonus Plan, but rather sought to approve a bonus payout that generally reflected our Board of Directors’ determination of the level of achievement of our corporate objectives, after taking into account the key corporate objectives listed above and our company’s cash position.

With respect to the achievement of our 2009 corporate objectives, after considering the input of Mr. Cozadd, our Board of Directors determined that we had achieved most, but not all, of our key corporate objectives. Based on the Board of Directors’ determination of the level of achievement of our corporate objectives for 2009, our Compensation Committee approved a total corporate bonus payout of 78% of the total target bonus pool. In evaluating our performance against our corporate objectives for 2009, the Compensation Committee believed the following were highly significant that (i) our net sales and commercial EBITDA targets for 2009 were achieved; (ii) the unblinding of the second pivotal Phase III clinical trial of JZP-6 in June 2009 and the submission of the NDA for JZP-6 to the FDA in December 2009; (iii) our achievement of an operating loss of less than $10 million by the end of the first quarter of 2009 and break even operating results, measured by EBITDA, in the second quarter of 2009; and (iv) our resolution of defaults under our Senior Secured Note and Warrant Purchase Agreement dated as of March 14, 2008, as amended, or the Senior Note Agreement, and successfully raising additional capital in a private placement.

Our actual bonus award amounts under the annual Bonus Plan are determined by multiplying the percentage achievement determined by the Compensation Committee by the target bonus percentage set forth in our Bonus Plan (50% for Mr. Cozadd and Mr. Myers and 40% for Ms. Gamble) by the actual salary earned during the year. In determining the specific bonus award amounts for our named executive officers for 2009 under the annual Bonus Plan, our Compensation Committee desired to ensure that the different voluntary salary reductions taken by various executive officers (and other company officers) from January 1, 2009 through July 31, 2009 did not impact relative bonus awards among executive officers. Accordingly, in setting individual bonuses, the Compensation Committee set aside from the executive portion of the total bonus pool an amount sufficient to offset the individual voluntary salary reductions, and then allocated the remainder of the pool against salaries without taking effect of the voluntary reductions. Because all of our named executive officers contributed significantly to our achievement of our key objectives in 2009, the Compensation Committee (with approval from the Board of Directors with regard to Mr. Cozadd) determined that the same achievement rate was applicable for each of Mr. Cozadd, Mr. Myers and Ms. Gamble. The cash bonus awards for 2009 under the Bonus Plan for our named executive officers were as follows:

Name	Total Bonus under 2009 Bonus Plan($)(1)
Bruce C. Cozadd	205,300
Robert M. Myers	193,900
Carol A. Gamble	120,412

(1)

The bonus for 2009 was calculated by determining the amount of the temporary voluntary salary reduction ($27,300 for Mr. Cozadd, $25,900 for Mr. Myers and $10,412 for Ms. Gamble) for each executive, and adding to it to the bonus amount determined under the Bonus Plan for 2009 as described above, but subject to the total amount of the bonus pool available for executives.

In late 2009, the Compensation Committee engaged Radford to provide the Compensation Committee with advice concerning executive compensation for 2010. In part as a result of its discussion with Radford, the Compensation Committee determined that the bonus target for the Chief Executive Officer should be 60% (rather than the 50% target stated in the Bonus Plan) beginning with any bonus for 2010.

Stock Option Awards

In May 2008, we granted stock options to our named executive officers under our 2007 Equity Incentive Plan. In determining the number of stock option grants to the named executive officers in May 2008, the Compensation Committee considered the 2007 Plan benchmark data from our peer group companies provided by Compensia, Inc., a compensation consultant, as well as Radford survey data, with a goal of ensuring a level of long-term incentive compensation for our named executive officers as a group at approximately the 50th percentile of long-term incentive compensation for executive officers in similar positions with similar responsibilities at our peer companies. Accordingly, after considering these factors, Mr. Myers and Ms. Gamble each received grants of stock options reflecting their respective positions in the company, and each of Mr. Cozadd and Dr. Saks was granted a stock option covering the same number of shares as each other. Each of Mr. Cozadd and Dr. Saks received options for 106,500 shares; Mr. Myers received options for 75,000 shares; and Ms. Gamble received options for 45,000 shares. The options have a ten year term and will vest as to 50% of the shares in April 2010, and as to the remainder of the shares in 24 equal monthly installments thereafter. The exercise price of the options is $7.96 per share, the fair market value of our common stock on the date of the grant, determined in accordance with the terms of the 2007 Plan.

In January 2009, the Compensation Committee again used Radford data in reviewing the levels of stock option grants to our named executive officers and again sought to ensure a level of annual grants for our named executive officers as a group at approximately the 50th percentile of the annual grants for executive officers in similar positions with similar responsibilities at our peer companies chosen for 2008. As a result, stock options were granted under the 2007 Plan as follows: options for 200,000 shares to each of Mr. Cozadd and Dr. Saks, options for 150,000 shares to Mr. Myers, and options for 80,000 shares to Ms. Gamble. The options have a 10 year term and vested as to 331 /3% of the shares in January 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter. The exercise price of the options is $1.25 per share, the fair market value of our common stock on the date of grant, determined in accordance with the terms of our 2007 Equity Incentive Plan.

The 2007 Plan became effective in connection with our initial public offering. The following is a brief description of certain of the permissible terms of stock options and other stock awards granted under the 2007 Plan:

Stock Options. Incentive and nonstatutory stock options may be granted pursuant to incentive and nonstatutory stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option provided that the exercise price of an incentive stock option and nonstatutory stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2007 Plan vest at the rate specified by the plan administrator. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionee, (d) a net exercise of the option and (e) other legal consideration approved by the plan administrator.

Generally, the plan administrator determines the term of stock options granted under the 2007 Plan, generally up to a maximum of ten years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability, and 18 months in the event of death. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restricted Stock Awards. Restricted stock awards may be granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (a) cash or check, (b) past or future services rendered to us or our affiliates or (c) any other form of legal consideration. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.

Restricted Stock Unit Awards. Restricted stock unit awards may be granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights may be granted pursuant to stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2007 Plan vests at the rate specified by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2007 Plan, up to a maximum of ten years. If a participant’s service relationship with us, or any of our affiliates, ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance Stock Awards. The 2007 Plan permits the grant of performance stock awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Internal Revenue Code. To assure that the compensation attributable to one or more performance stock awards will so qualify, our Compensation Committee can structure one or more such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 2,000,000 shares of our common stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Corporate Transactions. In the event of certain significant corporate transactions, our Board of Directors has the discretion to take one or more of the following actions with respect to outstanding stock awards:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

Our Board of Directors need not take the same action for each stock award.

Changes in Control. The form of option agreement adopted by our Board of Directors under the 2007 Plan provides that in the event an optionee’s service relationship with us or a successor entity is terminated, actually without cause or constructively, within 12 months following, or one month prior to, the effective date of certain specified change in control transactions, the vesting and exercisability of the option will accelerate in full. Our Board of Directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control transaction as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2009, certain information regarding outstanding equity awards at fiscal year end for our named executive officers other than Dr. Saks, who resigned as our Chief Executive Officer effective April 3, 2009. All of Dr. Saks’ options expired unexercised prior to December 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL-YEAR END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Bruce C. Cozadd	—	200,000	(1)	1.25	01/20/19
	—	106,500	(2)	7.96	05/15/18
	—	40,662	(3)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Robert M. Myers	—	150,000	(1)	1.25	01/20/19
	—	75,000	(2)	7.96	05/15/18
	—	31,625	(3)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Carol A. Gamble	—	80,000	(1)	1.25	01/20/19
	—	45,000	(2)	7.96	05/15/18
	—	22,590	(3)	19.37	02/26/17
	62,652	0		15.09	02/17/14
	20,884	0		30.18	02/17/14
	20,884	0		45.27	02/17/14

(1)	The shares subject to this stock option award vested as to 33 1/3% of the shares in January 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.

(2)

The shares subject to this stock option award vested as to 50% of the shares subject to the option on April 8, 2010, and will vest as to the remainder of the shares in 24 equal monthly installments thereafter.

(3)	The shares subject to this stock option award vested as to one-third of the shares on February 27, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.

Post-Termination Compensation

Executive Employment Agreements

In February 2009, the employment agreement dated February 18, 2004, as amended, between us and each of our named executive officers expired in accordance with its terms. The employment agreements provided for an initial base salary, subject to annual increases determined by the Compensation Committee, and provided for the participation of each of our named executive officers in our annual Bonus Plans. Under the employment agreements, Dr. Saks and Messrs. Cozadd and Myers were each eligible to receive an annual performance bonus determined in accordance with our annual Bonus Plans and targeted at 50% of their respective annual base salaries, subject to increases approved by our Board of Directors. Under her employment agreement, Ms. Gamble was eligible to receive an annual performance bonus determined in accordance with our annual Bonus Plans and targeted at 40% of her annual base salary, subject to increases approved by our Board of Directors. Notwithstanding the expiration of the employment agreements, each of our continuing named executive officers will continue to be eligible for annual salary increases and participation in our annual Bonus Plan. The employment agreements also provided for severance payments and other benefits in the event of certain terminations of employment, including in connection with a change in control. In connection with the expiration of the employment agreements, each of our current named executive officers became a participant in our Amended and Restated Executive Change in Control and Severance Benefit Plan, which is described below.

Amended and Restated Executive Change in Control and Severance Benefit Plan

General. In May 2007, our Board of Directors adopted a Change in Control and Severance Benefit Plan, effective May 1, 2007, or the Severance Benefit Plan, that provided for certain severance benefits to our non-executive officer Vice Presidents in connection with specified termination events. In February 2009, our Board of Directors approved an amendment and restatement of the Severance Benefit Plan (as so amended and restated, the Amended Severance Benefit Plan), to include our named executive officers in the Amended Severance Benefit Plan and to modify the severance payments for Senior Vice Presidents who were previously Vice Presidents and were therefore covered by the Severance Benefit Plan as Vice Presidents. Prior to such amendment and restatement, only Vice Presidents were covered by the Severance Benefit Plan. In addition, the plan was amended to clarify that no benefits would be payable if a change of control resulted from arrangements with our senior lenders.

Under the Amended Severance Benefit Plan, in the event that an officer’s employment terminates due to an Involuntary Termination Without Cause or a Constructive Termination, each as defined in the Amended Severance Benefit Plan, within 12 months following a Change in Control, as defined in the Amended Severance Benefit Plan, and assuming all of the other conditions of the Amended Severance Benefit Plan are met, then each officer who is a participant in the Amended Severance Benefit Plan would be entitled to the following benefits under the Amended Severance Benefit Plan:

•	a single lump sum cash severance payment, payable on the first payroll date following the termination, equal to the sum of:

•

(1) the officer’s base salary in effect during the last regularly scheduled payroll period immediately preceding the termination (without, as a general matter, giving effect to any voluntary pay reduction taken by the officer during the 12 months preceding the date of termination), or the Applicable Base Salary, plus (2) the product of (i) the Applicable Base Salary multiplied by (ii) the greater of any annual bonus, as a percentage of annual base salary paid in the year of determination, paid to the officer in respect of either of the last two calendar years prior to the date of termination (subject to an alternative calculation as well as a reduction for officers who have not been employed for the entire calendar year prior to the date of termination), multiplied by (iii) the quotient obtained by dividing: (a) the sum of the number of full months that an officer is employed in the year of an applicable termination and 12, by (b) 12;

•

multiplied by 150% for the Chairman and Chief Executive Officer or President (currently Mr. Cozadd and Mr. Myers), 125% for Senior Vice Presidents (which currently includes Ms. Gamble), or 100% for Vice Presidents;

•

full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by Jazz Pharmaceuticals for a period of up to (i) 18 months for the Chairman and Chief Executive Officer or President, (ii) 15 months for Senior Vice Presidents, and (iii) 12 months for Vice Presidents, provided that the officer timely elects continued coverage; and

•	acceleration in full of the vesting and exercisability, and termination of any of our repurchase rights, with respect to outstanding options and other equity awards held by the officers.

The double trigger for payment of benefits under the Amended Severance Benefit Plan was selected because it was considered to be industry standard and appropriately protects our named executive officers and other officers in the event of termination of their employment following a Change in Control, but not solely as a result of a Change in Control. In addition, as a general matter, in order to be eligible to receive benefits under the Amended Severance Benefit Plan, our named executive officers and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms. All other benefits (such as life insurance, disability coverage and 401(k) plan coverage) will terminate as of the officer’s termination date (except to the extent that a conversion privilege may be available thereunder).

If any of the severance benefits payable under the Amended Severance Benefit Plan would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a named executive officer may receive a reduced amount of the affected severance benefits (the Amended Severance Benefit Plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Internal Revenue Code). No named executive officer would receive benefits under the Amended Severance Benefit Plan if (i) the named executive officer has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the named executive officer is entitled to receive benefits under another severance benefit plan maintained by us, (iii) the named executive officer voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us or (iv) the named executive officer does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, benefits would be terminated under the Amended Severance Benefit Plan if the named executive officer willfully breaches his or her agreements with us relating to proprietary and confidential information or engages in certain non-solicitation or business interference activities.

Potential Payments Upon Termination. The following table sets forth the potential severance payments and benefits under the Amended Severance Benefit Plan to which the named executive officers would be entitled in connection with specified termination events, as if the named executive officers’ employment terminated as of December 31, 2009. Other than as described above under
“—Stock Option Awards,” there are no other agreements, arrangements or plans that entitle any named executive officers to severance, perquisites or other benefits upon termination of employment or a change in control. The following table does not include Dr. Saks, whose resignation was effective as of April 3, 2009. Dr. Saks did not receive any severance benefits in connection with his resignation.

POTENTIAL PAYMENTS UPON TERMINATION AS OF DECEMBER 31, 2009

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)
Bruce C. Cozadd	Lump Sum Cash Severance Payment	1,150,500
	COBRA Payments	20,901
	Vesting Acceleration(2)	1,326,000

	Benefit Total	2,497,401

Robert M. Myers	Lump Sum Cash Severance Payment	1,103,746
	COBRA Payments	39,757
	Vesting Acceleration(2)	994,500

	Benefit Total	2,138,003

Carol A. Gamble	Lump Sum Cash Severance Payment	832,133
	COBRA Payments	21,841
	Vesting Acceleration(2)	530,400

	Benefit Total	1,384,374

(1)

These benefits would be payable under the Amended Severance Benefit Plan if the Involuntary Termination Without Cause or Constructive Termination occurred within 12 months following a Change in Control and assuming such termination took place on December 31, 2009.

(2)

The value of stock option vesting acceleration is based on the closing stock price of $7.88 per share for our common stock as reported on the NASDAQ Global Market on December 31, 2009, minus the exercise price of the unvested option shares subject to acceleration.

Other Compensatory Arrangements

Employee Stock Purchase Plan

Additional long-term equity incentives are provided through our 2007 Employee Stock Purchase Plan, or the ESPP, in which all regular employees, including executive officers, employed by us or by any of our affiliates may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our Board of Directors, common stock is purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

401(k) Plan

Our employees are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, which for most employees was $16,500 in 2009 (with a larger “catch up” limit for older employees). Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any contributions to the plan on behalf of participating employees.

Additional Benefits

Executive officers are eligible to participate in all of Jazz Pharmaceuticals’ benefit plans, such as medical, dental, vision short-term disability, long-term disability, group life insurance, Section 125 flexible spending accounts and our employee stock purchase plan, in each case generally on the same basis as other employees. We also have a flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified childcare expenses not reimbursed by insurance.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2009.

Nonqualified Deferred Compensation

During the year ended December 31, 2009, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

DIRECTOR COMPENSATION

Cash Compensation Arrangements

Pursuant to our current compensation program for non-employee directors, each member of our Board of Directors who is not an employee or an officer of Jazz Pharmaceuticals currently receives the following cash compensation for Board services, as applicable:

•	a $30,000 annual retainer for service as a Board member;

•	a $15,000 supplemental annual retainer for service as chair of the Audit Committee;

•	a $10,000 supplemental annual retainer for service as chair of the Compensation Committee; and

•	a $5,000 supplemental annual retainer for service as chair of each other committee of the Board.

On December 18, 2007, our Board of Directors determined that for purposes of non-employee directors that are appointed or elected other than on August 15 of any given year, a pro-rata portion of all cash retainers for the period from such non-employee director’s appointment or election to the next subsequent August 15 will be deemed earned and payable on the date of the first regularly scheduled meeting of the Board that takes place not less than 31 days following the date of such non-employee director’s appointment or election (provided such date is in a “window period” as defined under Jazz Pharmaceuticals’ stock trading policy), or in the event such date is not in a window period, the next subsequent date which is in a window period. Payments of cash retainers are subject to a non-employee’s director’s election pursuant to our Directors Deferred Compensation Plan. Any amounts deferred pursuant to our Directors Deferred Compensation Plan are credited to a phantom stock account, as described below. On August 14, 2008, our Board of Directors determined that any distributions from a phantom stock account will be in shares of our common stock. Our non-employee directors are also reimbursed for their travel and other reasonable expenses incurred in attending Board or committee meetings.

Directors Deferred Compensation Plan

In May 2007, our Board of Directors adopted the Directors Deferred Compensation Plan, which was amended by our Board of Directors in December 2008. The Directors Deferred Compensation Plan allows each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Any amounts deferred under the Directors Deferred Compensation Plan are credited to a phantom stock account. The number of phantom shares of our common stock credited to each director’s phantom stock account each year will be determined based on the amount of the compensation deferred during any given year, divided by the fair market value of our common stock on the date the retainer fees are due to be paid. Upon a separation from our Board of Directors, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of shares of our common stock, or upon the occurrence of a change in control, each non-employee director will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution of his or her phantom stock account, in shares of our common stock reserved under our 2007 Non-Employee Directors Stock Option Plan, which is described below. The Directors Deferred Compensation Plan may be amended or terminated at any time by our Board of Directors, and in form and operation is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended.

2007 Non-Employee Directors Stock Option Plan

Our 2007 Non-Employee Directors Stock Option Plan, or 2007 Directors Plan, became effective in connection with our initial public offering. The 2007 Directors Plan provides for the automatic grant of nonstatutory stock options to purchase shares of our common stock to our non-employee directors over their period of service on our Board of Directors. In addition, the 2007 Directors Plan provides the source of shares to fund distributions of our common stock under the Directors Deferred Compensation Plan.

Pursuant to the terms of the 2007 Directors Plan, any individual who first becomes a non-employee director is automatically granted an option to purchase 30,000 shares of our common stock. Each initial option vests with respect to one-third of the shares on the first anniversary of the date of grant, and the balance in a series of 24 successive equal monthly installments thereafter. In addition, each individual who is serving as a non-employee director on the first trading day on or after August 15 of each year is automatically granted an option to purchase 10,000 shares of our common stock on such date. The shares subject to each such annual option vest in a series of 12 successive equal monthly installments measured from the date of grant. All stock options granted under the 2007 Directors Plan have a maximum term of ten years, and the exercise price of each option granted under the 2007 Directors Plan is equal to 100% of the fair market value of our common stock on the date of grant.

If a non-employee director’s service relationship with us, or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of ours or an affiliate, ceases for any reason other than disability or death, or after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. If such an optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

In the event of certain significant corporate transactions, all outstanding options under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such options, then (a) with respect to any such options that are held by optionees then performing services for us or our affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction and (b) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. Our Board of Directors may also provide that the holder of an outstanding option not assumed in the corporate transaction will surrender such option in exchange for a payment equal to the excess of (a) the value of the property that the optionee would have received upon exercise of the option, over (b) the exercise price otherwise payable in connection with the option. In addition, the vesting and exercisability of options held by non-employee directors who are either required to resign their position in connection with a specified change in control transaction or are removed from their position in connection with such a change in control will be accelerated in full.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all non-employee directors of Jazz Pharmaceuticals for the fiscal year ended December 31, 2009. Mr. Cozadd, our Chairman and Chief Executive Officer, and Dr. Saks, our former Chief Executive Officer and a former director, are not listed in the following table since they are, or were, employees of Jazz Pharmaceuticals and did not receive any additional compensation for serving on our Board of Directors or its committees. On March 31, 2009, Mr. Myers was appointed to the Board and he does not receive any additional compensation for serving on our Board of Directors or its committees.

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
E. Alexander Albert(4)	—	—	—
Samuel D. Colella	30,000	44,598	74,598
Bryan C. Cressey	30,000	44,598	74,598
Patrick G. Enright	33,288	135,459	168,747
Michael W. Michelson	40,000	—	40,000
James C. Momtazee	35,000	—	35,000
Kenneth W. O’Keefe	45,000	44,598	89,598
Alan M. Sebulsky(5)	30,000	92,330	122,330
James B. Tananbaum, M.D.(6)	30,000	44,598	74,598
Nathaniel M. Zilkha	30,000	—	30,000

(1)

Represents fees earned in 2009. Each director in the table above, other than Dr. Tananbaum and Mr. Cressey for 2009, elected to defer his cash retainer fees pursuant to the Directors Deferred Compensation Plan. The number of shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of December 31, 2009 was as follows: 4,739 shares for Mr. Colella; 5,258 shares for Mr. Enright; 6,319 shares for Mr. Michelson; 5,529 shares for Mr. Momtazee; 7,109 shares for Mr. O’Keefe; 4,739 shares for Mr. Sebulsky; and 4,739 shares for Mr. Zilkha. In connection with Mr. Albert’s resignation from the Board, the 3,826 shares then credited to Mr. Albert’s individual non-employee director phantom stock account were distributed to Mr. Albert in accordance with the terms of our Directors Deferred Compensation Plan.

(2)

The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the year ended December 31, 2009. These amounts have been calculated in accordance with FASB ASC Topic 718, or ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 4, 2010. These amounts do not necessarily correspond to the actual value that may be recognized by our directors.

(3)

The aggregate number of shares subject to outstanding stock options held by the directors listed in the table above as of December 31, 2009 was as follows: 30,000 shares for each of Dr. Tananbaum and Messrs. Colella, Cressey and O’Keefe; 40,000 for Mr. Enright; and 66,536 shares for Mr. Sebulsky. Each of Messrs.

Albert, Michelson, Momtazee and Zilkha declined any equity compensation for his service as a non-employee director in accordance with certain internal policies of Kohlberg Kravis Roberts & Co. L.P., with which each such director is or was either associated or affiliated.

(4)	Mr. Albert resigned from the Board in September 2009.

(5)

Effective in November 2009, in addition to his annual stock option grant of 10,000 shares in August 2009 under the 2007 Directors Plan, Mr. Sebulsky received a stock option for 10,000 shares, exercisable beginning one year after the effective date of the grant at an exercise price of $6.89, the fair market value of our common stock on the effective date of the grant, determined in accordance with the 2007 Directors Plan.

(6)	Dr. Tananbaum’s cash retainer fees were paid to Prospect Management Co., II, LLC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

In 2007, we adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Jazz Pharmaceuticals and any “related person” are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to Jazz Pharmaceuticals as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our Audit Committee (or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our General Counsel deems reasonably necessary from each director, executive officer and (to the extent feasible) significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our General Counsel, or, if the employee is an executive officer, to our Board of Directors. In considering related-person transactions, our Audit Committee (or other independent body of our Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee (or other independent body of our Board of Directors) must consider, in light of known circumstances, whether the transaction is, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee (or other independent body of our Board of Directors) determines in the good faith exercise of its discretion.

Certain Transactions With or Involving Related Persons

Sales of Securities

Registered Direct Offering. In July 2008, we sold an aggregate of 3,848,289 immediately separable units in a registered direct offering to select investors, with each unit consisting of one share of our common stock and a warrant to purchase 0.45 of a share of common stock at a price per unit of $6.75625 for aggregate consideration of approximately $26.0 million. In the aggregate, we issued and sold 3,848,289 shares of our common stock and warrants to purchase up to an aggregate of 1,731,724 shares of our common stock pursuant to the terms of a placement agent agreement and the related subscription agreements. Each warrant has an exercise price of $7.37 per share. The investors in the registered direct public offering included certain of our existing stockholders as set forth in the table below, and other select institutional investors. We refer to these issuances below as the Registered Direct. As a result of the participation of related persons in the Registered Direct, such participation was reviewed and pre-approved in accordance with our Related Party Transaction Policy by a special committee of our Board of Directors comprised solely of independent directors who were not affiliated or associated with the investors in the Registered Direct.

July 2009 Private Placement. In July 2009, we sold an aggregate of 1,895,734 immediately separable units in a private placement to certain entities affiliated with Longitude Capital Partners, LLC, or Longitude Capital, with each unit consisting of one share of our common stock and a warrant to purchase 0.5 of a share of common stock at a price per unit of $3.6925 for aggregate consideration of approximately $7.0 million. In the aggregate, we issued and sold 1,895,734 shares of common stock and warrants to purchase up to an aggregate of 947,867 additional shares of common stock to the Longitude Capital purchasers pursuant to a securities purchase agreement. Each warrant has an exercise price of $4.00 per share. We refer to these issuances below as the July 2009 Private Placement. Although the July 2009 Private Placement occurred after the adoption of our Related Party Transaction Policy, our Related Party Transaction Policy did not require that we obtain prior approval of this transaction by our Audit Committee (or other independent body of our Board of Directors) since at the time we entered into the securities purchase agreement pursuant to which the July 2009 Private Placement was effected, neither the Longitude Capital purchasers nor Patrick G. Enright, managing member of Longitude Capital and currently a member of our Board of Directors, were “related persons” within the meaning of our Related Party Transaction Policy. However, in accordance with our Related Party Transaction Policy, we submitted the July 2009 Private Placement to the Audit Committee for review and ratification at their first regularly-scheduled meeting following the transaction and the Audit Committee ratified the transaction in accordance with our Related Party Transaction Policy.

Set forth in the table below is certain information regarding related person participation in the Registered Direct and the 2009 Private Placement, including information regarding the number of shares of common stock purchased and warrants to purchase common stock acquired in each of the Registered Direct and the 2009 Private Placement by related persons.

Purchaser	Common Stock	Common Stock Warrants
Principal Stockholders(1)
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.(2)	1,328,527	597,837
Entities affiliated with Thoma Cressey Bravo, Inc.(3)	306,583	137,962
Entity affiliated with Beecken Petty O’Keefe & Company, LLC(4)	204,389	91,975
Entities affiliated with Prospect Venture Partners(5)	190,334	85,650
Entities affiliated with Versant Ventures(6)	296,022	133,209
Entities affiliated with Longitude Capital Partners, LLC(7)	1,895,734	947,867

(1)	Certain of our directors are affiliated and/or associated with our principal stockholders as indicated in the table below:

Director	Principal Stockholder
Bryan C. Cressey	Entities affiliated with Thoma Cressey Bravo, Inc.
Samuel D. Colella	Entities affiliated with Versant Ventures
Patrick G. Enright	Entities affiliated with Longitude Capital Partners, LLC
Michael W. Michelson	Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.
James C. Momtazee	Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.
Kenneth W. O’Keefe	Entity affiliated with Beecken Petty O’Keefe & Company, LLC
James B. Tananbaum, M.D.	Entities affiliated with Prospect Venture Partners
Nathaniel M. Zilkha	Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.

(2)	Consists of 1,328,527 shares of common stock acquired by KKR JP LLC in the Registered Direct. Also consists of a warrant to purchase 597,837 shares of common stock acquired by KKR JP LLC.

(3)

Consists of 301,870 shares of common stock acquired by Thoma Cressey Fund VII, LP and 4,713 shares of common stock acquired by Thoma Cressey Friends Fund VII, LP in the Registered Direct. Also consists of a warrant to purchase 135,841 shares of common stock acquired by Thoma Cressey Fund VII, LP and a warrant to purchase 2,121 shares of common stock acquired by Thoma Cressey Friends Fund VII, LP in the Registered Direct.

(4)

Consists of 204,389 shares of common stock acquired by Jazz Investors LLC in the Registered Direct, and a warrant to purchase 91,975 shares of common stock acquired by Jazz Investors LLC in the Registered Direct.

(5)

Consists of 187,479 shares of common stock acquired by Prospect Venture Partners II, L.P. and 2,855 shares of common stock acquired by Prospect Associates II, L.P. in the Registered Direct. Also consists of a warrant to purchase 84,365 shares of common stock acquired by Prospect Venture Partners II, L.P. and a warrant to purchase 1,285 shares of common stock acquired by Prospect Associates II, L.P. in the Registered Direct.

(6)

Consists of 288,029 shares of common stock acquired by Versant Venture Capital II, L.P., 5,476 shares of common stock acquired by Versant Affiliates Fund II-A, L.P. and 2,517 shares of common stock acquired by Versant Side Fund II, L.P. in the Registered Direct. Also consists of a warrant to purchase 129,613 shares of common stock acquired by Versant Venture Capital II, L.P., a warrant to purchase 2,464 shares of common stock acquired by Versant Affiliates Fund II-A, L.P. and a warrant to purchase 1,132 shares of common stock acquired by Versant Side Fund II, L.P. in the Registered Direct.

(7)

Consists of 1,858,486 shares of common stock acquired by Longitude Venture Partners, L.P. and 37,248 shares of common stock acquired by Longitude Capital Associates, L.P. in the 2009 Private Placement. Also consists of a warrant to purchase 929,243 shares of common stock acquired by Longitude Venture Partners, L.P. and a warrant to purchase 18,624 shares of common stock acquired by Longitude Capital Associates, L.P. in the 2009 Private Placement.

Senior Secured Notes and Related Warrants

In June 2005, Orphan Medical, Inc., or Orphan Medical, a wholly-owned subsidiary of Jazz Pharmaceuticals, issued senior secured notes in the aggregate principal amount of $80.0 million, or the Orphan Notes, with interest payable on the Orphan Notes at the rate of 15% per year, payable quarterly in arrears. We guaranteed the obligations of Orphan Medical to repay the Orphan Notes pursuant to a senior secured note and warrant purchase agreement we entered into with the purchasers of the Orphan Notes, and also issued warrants to purchase an aggregate of 785,728 shares of Series BB Preferred Stock originally having an exercise price of $20.36 per share. KKR Financial Holdings III, LLC, or KFN, an entity affiliated with Kohlberg Kravis Roberts & Co. L.P., and LB I Group, Inc., an entity affiliated with Lehman Brothers Holdings Inc., both of which were significant stockholders during 2008 and 2009, purchased $25.0 million and $31.0 million principal amount of Orphan Notes, respectively, and warrants to purchase 245,540 and 304,469 shares of our common stock, respectively. With respect to KFN, the $25.0 million principal amount represented the largest aggregate amount of principal balance outstanding on the Orphan Notes to date. In March 2008, KFN sold $17.9 million in principal amount of notes and warrants to purchase 175,384 shares of common stock to LB I Group. With respect to LB I Group, $56.0 million principal amount represented the largest aggregate amount of principal balance outstanding on the Orphan Notes to date. For the period from January 1, 2006 to March 17, 2008, total interest payments under the Orphan Notes were $26.6 million, of which $7.7 million and $11.1 million was paid to KFN and LB I Group, respectively. The issuance of the Orphan Notes and related warrants were effected prior to the adoption of our Related Party Transaction Policy and were approved by our Board of Directors.

In March 2008, JPI Commercial, LLC, or JPIC, a wholly-owned subsidiary of Jazz Pharmaceuticals, issued senior secured notes in the aggregate principal amount of $120.0 million, or the JPIC Notes, with interest payable on the JPIC Notes at the rate of 15% per year, payable quarterly in arrears commencing June 30, 2008. With respect to defaults, interest is payable at an annual default rate of 17%. We guaranteed the obligations of JPIC to repay the JPIC Notes pursuant to a senior secured note and warrant purchase agreement, or the Senior Note Agreement, we entered into with the purchasers of the JPIC Notes. Of the $120.0 million in principal amount of JPIC Notes issued in March 2008, $80.0 million in principal amount of JPIC Notes were issued in exchange for the same principal amount of Orphan Notes and in connection therewith, the Orphan Notes were retired. With respect to KFN, KFN was issued $7.1 million in principal amount of JPIC Notes in exchanges for its Orphan Notes. LB I Group was issued $56.0 million in principal amount of JPIC Notes in exchanges for its Orphan Notes, and also purchased $33.5 million in principal amount of additional JPIC Notes. In connection with the purchase of additional JPIC Notes, LB I Group was issued a warrant to purchase 470,836 shares of our common stock originally having an exercise price of $14.23 per share. Together, the $89.5 million in aggregate principal amount of JPIC Notes issued to LB I Group represented the largest aggregate amount of principal balance outstanding to date held by LB I Group. In August 2008, JPIC paid certain holders of the senior secured notes $504,000 aggregate principal amount plus accrued interest as their pro rata share of the proceeds from the JPIC’s sale of its rights to Antizol and Antizol-Vet and the principal amount was reduced accordingly. Under the terms of the agreement with the senior secured note holders, JPIC is obligated to pay the holders of the senior secured notes the proceeds from any future sale of the JPIC’s rights to Xyrem, Luvox CR and JZP-6, if the holders so elect. Other than with respect to the August 2008 payment and the retiring of the Orphan Notes in March 2008, no principal payments have been made on either the Orphan Notes or the JPIC Notes. For the period from January 1, 2008 to December 31, 2009, total interest payments under the JPIC Notes were $35.9 million, of which $2.1 million and $26.7 million was paid to KFN and LB I Group, respectively. Although the issuance of the JPIC Notes and our entry into the Senior Note Agreement in connection therewith (and the issuance of warrants to purchase our common stock pursuant thereto) occurred after the adoption of our Related Party Transaction Policy, our Related Party Transaction Policy did not require that we obtain approval or ratification of this transaction by our Audit Committee (or other independent body of our Board of Directors) since at the time we entered into the transaction, LB I Group and each other of the purchasers of the new JPIC Notes were not “related persons” within the meaning of our Related Party Transaction Policy. Although KFN is affiliated with Kohlberg Kravis Roberts & Co. L.P., which is a “related person” within the meaning of our Related Party Transaction, KFN did not purchase any additional notes or warrants in the transaction, and KFN’s participation in the transaction was limited to exchanging its Orphan Note for the same principal amount of JPIC Notes. Our Board of Directors was, however, aware of KFN’s participation in the transaction when it approved the transaction.

In November 2009, we entered into an amendment and waiver agreement pursuant to which the holders of the JPIC Notes waived our prior events of default under the Senior Note Agreement and the other agreements related thereto, and pursuant to which the Senior Note Agreement was amended to, among other things, (i) require us to make certain scheduled principal payments on the JPIC Notes totaling $40.0 million commencing on March 31, 2010 and ending on March 31, 2011 and (ii) reduced the minimum cash balance required to be maintained by us under certain circumstances. Pursuant to the amendment and waiver agreement, the warrants to purchase our common stock that we issued in connection with the issuance of the Orphan Notes and the JPIC Notes were each amended to reduce the respective exercise prices of such warrants, such that the exercise price of the warrants we issued in connection with the issuance of the Orphan Notes, or the Orphan Warrants, was reduced from $20.36 to $9.34 per share, and the exercise price of the warrants that we issued in connection with the issuance of the JPIC Notes, or the JPIC Warrants, was reduced from $14.23 to $9.34 per share. As of the date of the amendment and waiver agreement, KFN and LB I Group held Orphan Warrants exercisable for 70,156 shares and 550,010 shares, respectively, and LB I Group held a JPIC Warrant exercisable for 470,836 shares. The amendment and waiver agreement also provides for certain amendments to our registration obligations with respect to the JPIC Warrants. In addition, we agreed to pay to the holders of the JPIC Notes a restructuring fee totaling $500,000, payable on the maturity date of the JPIC Notes (or upon earlier repayment in full of the JPIC Notes), of which $28,500 and $374,500 is payable to KFN and LB I Group, respectively. The amendment and waiver agreement was reviewed and pre-approved in accordance with our Related Party Transaction Policy.

Indemnification Agreements

We have entered into indemnity agreements with each of our directors, executive officers and vice presidents that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The indemnity agreements with certain of our directors further provide that, with respect to a director that is serving on our Board of Directors at the direction of a venture or other investment fund or entity, or fund, with respect to such indemnitee’s service as a director, officer, employee, agent and/or fiduciary of Jazz Pharmaceuticals, our obligations under the indemnity agreement are the primary source of indemnification and advancement, we are required to make all expense advances, and we are liable for all of such indemnitee’s expenses, to the extent required by the indemnity agreement, our amended and restated certificate of incorporation and amended and restated bylaws, without regard to any rights the indemnitee may have against the fund, and we irrevocably waive, relinquishes and releases any and all claims against the fund for contribution, subrogation or any other recovery of any kind in connection with our obligations under the indemnity agreement. We believe that these agreements are necessary to attract and retain qualified persons as officers and directors of Jazz Pharmaceuticals. We also maintain directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Jazz Pharmaceuticals stockholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, at 3180 Porter Drive, Palo Alto, California 94304 or (3) contact Jazz Pharmaceuticals’ Investor Relations department at (650) 496-3777. Stockholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, Jazz Pharmaceuticals will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a stockholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Carol A. Gamble Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

April 16, 2010

Jazz Pharmaceuticals will mail without charge, upon written request, a copy of Jazz Pharmaceuticals’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals, Inc., Corporate Secretary, 3180 Porter Drive, Palo Alto, California 94304. The Annual Report on Form 10-K is also available at www.jazzpharmaceuticals.com.

Jazz Pharmaceuticals™

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 7, 2010.

Annual Meeting Proxy Card

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	For	Withhold		For	Withhold		For	Withhold
01 - Bruce C. Cozadd	☐	☐	02 - Michael W. Michelson	☐	☐	03 - Kenneth W. O'Keefe	☐	☐
04 - Alan M. Sebulsky	☐	☐						

B Non-Voting Items

Change of Address — Please print new address below.

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DESIGNATION (IF ANY)

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Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy choose . one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxies a.m submitted ., Central Time, by the on Internet June 7, or 2010 telephone . must be received by

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/JAZZ

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposal 2.

01—Bruce C. Cozadd

04—Alan M. Sebulsky

For Withhold

03—Kenneth W. O’Keefe

For Withhold

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Jazz Pharmaceuticals, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For Against Abstain

Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below full Please title. sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — JAZZ PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2010.

The undersigned hereby appoints Bruce C. Cozadd, Kathryn E. Falberg and Carol A. Gamble, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Jazz Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 3180 Porter Drive, Palo Alto, California 94304, on Monday, June 7, 2010 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2010 at 10:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304.

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/472147.

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